SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 10, 1998 (November 4,
1998)

                      ATLANTIC EXPRESS TRANSPORTATION CORP.
               (Exact name of Registrant as specified in charter)

     New York                       0-24247                      13-392-3467
(State or other jurisdic-         (Commission                   (IRS Employer
 tion of incorporation)           File Number)               Identification No.)

 7 North Street, Staten Island, New York                          10302-1205
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (718) 442-7000

________________________________________________________________________________
(Former Address)                                                  (Zip Code)

Item 1.  Changes in Control of Registrant

      On November 4, 1998, GSCP II Holdings (AE), LLC ("Buyer"), an affiliate of Greenwich Street Capital Partners, Inc., a New York based private equity fund, acquired approximately 88% of the common stock in a recapitalized Atlantic Express Transportation Group, Inc. ("AETG") (the "Recapitalization"). AETG owns all of the issued and outstanding shares of capital stock of the Company. The Recapitalization was consummated in accordance with the terms of a Recapitalization and Stock Purchase Agreement dated as of September 29, 1998.

      In connection with the Recapitalization, the Company obtained the consent of the holders of a majority of the Company's 10 3/4% Senior Secured Notes due 2004 (the "Notes") to an amendment to the Indenture relating to the Notes (the "Amendment"). The Amendment provides, in substance, that the Recapitalization would not constitute a "Change of Control" (as defined in the Indenture) and therefore would not require the Company, as a result of the Recapitalization, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest to the date of repurchase. The Third Supplemental Indenture dated October 28, 1998 setting forth the Amendment is attached hereto as Exhibit 1.1 and incorporated herein by reference.

      Pursuant to the Recapitalization, AETG's authorized capital stock consists of a single class of common stock of which Buyer acquired approximately 88% of the common stock of AETG, and AETG repurchased all of the shares of AETG held by Michael Gatto and Patrick Gatto and a portion of the shares held by Domenic Gatto and Wafra Acquisition Fund 4, L.P. ("Wafra"). Domenic Gatto and Wafra retained approximately 8% and 4% of common stock, respectively.

      Domenic Gatto will continue as president and chief executive officer of AETG and the Company and will remain on the boards of directors of AETG and the Company so long as he continues to be employed by AETG and the Company.

Item 7.  Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired

            NONE

      (b)   Pro Forma Financial Information

            NONE

      (c)   Exhibits

            1.1 Third Supplemental Indenture, dated as of October 29, 1998, by and among Atlantic Express Transportation Corp., the Guarantors named therein and The Bank of New York, as trustee.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATLANTIC EXPRESS TRANSPORTATION CORP.
                                       (Registrant)

                                       By: /s/ Domenic Gatto
                                           -------------------------------------
                                           Domenic Gatto,
                                           Chief Executive Officer

Dated: November 10, 1998


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